U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
(Post-Effective Amendment No. 2 to Form SB-2)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mojo Shopping, Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE	26-0884348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Mojo Shopping, Inc. PO Box 778176 Henderson, NV 89077 (702) 349-5750	Corporation Service Company 2711 Centerville Road, Suite 400 Wilmington, DE 19808 (302) 636-5401
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of agent for service of process)

Primary Standard Industrial Classification Code Number:	5990

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|	Non-accelerated filer |__|	Smaller reporting company |X|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark, LLP
3273 E. Warm Springs
Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100

Explanatory Note

The Registrant files this post-effective amendment number two to its Registration Statement on Form SB-2 (No. 333-148190) as initially filed with the Securities and Exchange Commission on December 18, 2007. This amendment includes the audited financial statements for the fiscal year ended September 30, 2009, and for the fiscal year ended September 30, 2008 both of which were filed with the Registrant’s Annual report on Form 10-K with the Securities and Exchange Commission on January 12, 2010.   Due to an accounting error we restated the 2008 Consolidated Financial Statements.  The restatement is addressed in further detail in Note 10 of the attached Notes to the Consolidated Financial Statements for the year ended September 30, 2009.

This amendment also includes the unaudited financials for the six months ended March 31, 2010 which were filed with the Registrant’s first quarter report on Form 10-Q with the Securities and Exchange Commission on March 17, 2010.

The Registrant is filing this amendment to its previous Registration Statement on Form SB-2 under the cover of Form S-1 pursuant to the compliance provisions in SEC Release No. 33-8876, which allows registrants that filed a registration statement under cover of Form SB-2 to amend such registration statements under cover of Form S-1.

This post-effective amendment number two also removes the time constraint in the initial registration statement so that the shares listed in the initial registration statement can be sold.  In the initial registration statement, the Registrant stated that the initial public offering would be for a maximum of 180 days.  However, to the Registrant’s knowledge, no shares listed in the initial registration statement were offered or sold pursuant to the initial registration statement.  The post effective amendment number one also contained a 180 day time limitation within which shares must be sold.  The Registrant has determined that it would be in the best interest of the Registrant if the Registrant did not impose a time frame in which the shares listed in the initial registration statement and the post effective amendment number one, which are the same shares listed in this post-effective amendment number two, can be sold.  Pursuant to that determination, the Registrant’s Board has passed a resolution (1) removing the 180 day time limit on the offering as stated in the initial registration statement and the post effective amendment number one, and (2) stating that the offering will remain open indefinitely, so that the aforementioned shares can be sold.

The Registrant previously paid a registration fee of $0.53 in connection with the filing of the initial registration statement on Form SB-2 (No. 333-148190) filed with the Securities and Exchange Commission on December 18, 2007.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated July 22, 2010

PROSPECTUS
MOJO SHOPPING, INC.
1,000,000 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering up to 1,000,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$20,000	None	$20,000

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “MOJO” but no market maker is making a market in our stock at present.  Because we have not had an active trading market for our common stock, however, we have set an offering price for these securities of $0.02 per share.  If our common stock becomes actively traded on the OCTBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders. If our common stock becomes actively traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” on pages 8-18.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is:  July 22 , 2010

SUMMARY	6
RISK FACTORS	8
RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION	8
Because our auditor has issued a going concern opinion regarding our company and we have currently suspended operations indefinitely, there is an increased risk associated with an investment in our company.	8
If we do not obtain additional financing, our business plan will be delayed and our business may fail.	8
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	8
If we are unable to generate significant revenues from our operations, our business will fail.	9
RISKS ASSOCIATED WITH OUR BUSINESS MODEL	9
If we are unable to successfully manage growth, our operations could be materially adversely affected, and our business may fail.	9
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
If we are unable to hire and retain key personnel, we may not be able to implement our business plan, and our business may fail.	10
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	10
Because our president, Ms. Ivona Janieszewski, owns 70.80% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Ivona Janieszewski are inconsistent with the best interests of other stockholders.	10
If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.	10
If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted.	11
If we are unable to continually upgrade and expand our systems, our business will fail.	11
If we fail to respond to changes in consumer preferences in a timely manner, our sales may be adversely affected, and our business may fail.	11
Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.	12
Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.	12
If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.	12
If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.	13
Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.	13
Because the e-commerce market is subject to cyclical variations, those variations may have a material adverse effect on our business.	13
If international events delay or prevent the delivery of products to our customers, we may be materially adversely affected, and our business may fail.	14

RISKS ASSOCIATED WITH LEGAL UNCERTAINTY	14
Because our business exposes us to personal injury and product liability claims, such claims could result in adverse publicity and harm to our brand and our results of operations.	14
If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.	15
Because our Certificate of Incorporation and Bylaws and Delaware law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.	15
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	16
RISKS ASSOCIATED TO OUR SECURITIES	16
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	16
Because our current stockholders will continue to own a majority of our common shares following this offering, you may never have any ability to control or direct our business.	16
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	16
Because we do not foresee any dividends, your only avenue to make money from your investment is through capital appreciation.	16
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.	17
If a public market for our common stock develops, short selling could increase the volatility of our stock price.	17
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	17
Because our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	18
Forward looking assessments prepared by our current management.	18
FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	19
DILUTION	19
SELLING SHAREHOLDERS	20
PLAN OF DISTRIBUTION	22
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
DESCRIPTION OF SECURITIES	27
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	30
ORGANIZATION WITHIN THE LAST FIVE YEARS	31
DESCRIPTION OF BUSINESS	31
DESCRIPTION OF PROPERTY	33
PLAN OF OPERATIONS	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	39
EXECUTIVE COMPENSATION	41
FINANCIAL STATEMENTS	43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	44
AVAILABLE INFORMATION	44

Summary

We were incorporated as Mojo Shopping, Inc. on August 2, 2007, in the state of Delaware for the purpose of developing, promoting, and expanding our online retail business.  We are in the business of online retailing. Specifically, we created and developed a web site, www.mojoshopping.com (the “Site”). Through the Site, we sold products, such as furniture, design accessories, art, clothing, music, and a variety of environmentally friendly products, all of which are designed to appeal to the tastes of young, socially conscious professionals.

At present, we lack the financial resources to operate and have therefore suspended operations indefinitely including operation of the Site.  As of March 31, 2010, we had $49 in current assets and current liabilities in the amount of $100,666. Accordingly, we had a working capital deficit as of March 31, 2010 of $100,617. Since our inception through March 31, 2010, we have incurred a net loss of $131,772. We will need to raise additional funds during the next twelve months in order to resume operations or otherwise execute on our business plan.  In addition, our management will consider other business opportunities should they arise.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and allow us to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

In order to continue as a going concern, we will need, among other things, additional capital resources. Our plan is to obtain such resources by obtaining capital from management and significant shareholders sufficient to meet our minimal operating expenses and seeking equity and/or debt financing. However we cannot provide any assurances that we will be successful in accomplishing any of these plans. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in this paragraph and eventually secure other sources of financing and attain profitable operations.

The Offering

Securities Being Offered	Up to 1,000,000 shares of our common stock.
Offering Price
The offering price of the common stock is $0.02 per share. We are quoted on the OTCBB under the symbol “MOJO” but do not currently have an active trading market and no market maker is making a market in our stock.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
4,520,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, CEO and director, Ms. Ivona Janieszewski, owns 3,200,000 of the common shares of our company and therefore has substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	As of September 30, 2008 (Audited)	As of September 30, 2009 (Audited)	As of March 31, 2010(Unaudited)
Cash	$248	$95	$49
Total Assets	$769	$566	$494
Liabilities	$49,590	$77,906	$100,666
Total Stockholders’ Deficit	$48,821	$77,340	$100,172

Statement of Operations	For the Year Ended September 30, 2008 (Audited)	For the Year Ended September 30, 2009 (Audited)	For the Six Months Ended March 31, 2010(Unaudited)
Revenue	$2,447	$0	$0
Loss for the Period	$65,338	$28,519	$22,832

Risk Factors

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company and we have currently suspended operations indefinitely, there is an increased risk associated with an investment in our company.

We have earned $2,447 of revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  Operating expenses for the period from August 3, 2007 (date of inception) to March 31, 2010, totaled $129,730.   As of March 31, 2010, we had $49 in cash.

At present, we lack the financial resources to implement our business plan.  We will need to raise additional funds during the next twelve months in order to execute on our business plan.

We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

If we do not obtain additional financing, our business plan will be delayed and our business may fail.

Our business plan calls for ongoing expenses in continual web development and marketing.  As of the date of this post effective amendment to our Registration Statement filed with the Securities and Exchange Commission on July 7, 2010, we have limited assets and will require additional capital to complete the development of our business plan. Accordingly, additional capital would need to be raised through the issuance of equity, debt, convertible debt or similar securities that may have rights or preferences senior to those of the shares. Moreover, if adequate funds are not available to satisfy our short-term or long-term capital requirements, we would be required to limit our operations. There can be no assurance that such additional financing, when and if necessary, will be available to it on acceptable terms, or at all.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Your evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business. To date, revenues have not been substantial enough to maintain the business without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

If we are unable to generate significant revenues from our operations, our business will fail.

If we are unable to generate significant revenues from our existing business or from any new business opportunities we may pursue, we will not be able to achieve profitability or continue operations.

Risks Associated with Our Business Model

If we are unable to successfully manage growth, our operations could be materially adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, finances, and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial, technical, and management information systems, and to recruit, train and manage executive staff and employees. There can be no absolute assurance that management will be able to manage growth effectively with changing business conditions. Difficulties in managing growth could have a material adverse effect on our business, financial condition and operating results.

Because our business model includes forming business alliances with third party businesses, and there is no guarantee that we will be able to find such like-minded “Strategic Partners,” we may be unable to pursue our intended course of business, and our business may fail.

Our business model relies on us functioning in tandem with one or more like-minded online lifestyle companies (our “Strategic Partners”) that will add value, content and increased traffic to our own site. To date, we have not found such a Strategic Partner, and there is no guarantee that we will be able to identify one or that any potential Strategic Partner would be amendable to participating with us in pursuing our existing business model.

In the event that we are unable to secure a viable Strategic Partner, we will be forced to drive traffic to our own website by employing the standard industry practice of pay-per-click advertising via search engines like Google, Yahoo, MSN and Ask.com. Failure to secure a Strategic Partner will, therefore, have a negative material impact on our operating costs.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan, and our business may fail.

Due to the unique nature of our business, having certain key personnel is essential to the development of our website, the marketing of products, and thus to the entire business itself. Consequently, once employed, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Ms. Ivona Janieszewski, our president and CEO, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Ms. Ivona Janieszewski, nor do we maintain key life insurance for her. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Ms. Ivona Janieszewski, owns 70.80% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Ivona Janieszewski are inconsistent with the best interests of other stockholders.

Ms. Ivona Janieszewski is our president, chief executive officer and our sole director. She owns approximately 70.80% of the outstanding shares of our common stock. Accordingly, she will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Ivona Janieszewski may still differ from the interests of the other stockholders.

If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations. Any time new products are introduced into a market, there is a substantial risk that sales will not meet expectations or even cover the cost of operations. General market conditions are unpredictable, and sales might be slow or even non-existent, and/or the products might not fit the needs of our target market sufficiently to induce sales. Numerous factors beyond our control may affect the marketability of the products offered. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted.

The Internet is a highly competitive arena with competition continually increasing. There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, distribution network, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our products, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

If we are unable to continually upgrade and expand our systems, our business will fail.

If we are unable to continually upgrade and expand our systems in order to keep up with the technological change within our industry, we will not be able to compete within our industry and our business will fail. The Internet market is characterized by rapidly changing technologies, evolving industry standards, changing customer needs, and frequent new product and service introductions. Our future success will depend, in part, on our ability to change and evolve, to use technologies effectively, to further expand our product lines, and to potentially develop new services to meet changing customer needs on a timely and cost-effective basis. There can be no assurance that we will be successful in this change and evolution on a timely basis. Although we intend to support emerging standards in the Internet marketplace, there can be no assurance that industry standards will be established or, if they become established, that we will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.

If we fail to respond to changes in consumer preferences in a timely manner, our sales may be adversely affected, and our business may fail.

Our financial performance depends on our ability to identify, originate and define product trends, as well as to anticipate, gauge and react to changing consumer preferences in a timely manner. We want to remain trendy while appealing to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. The retail apparel business fluctuates according to changes in consumer preferences dictated in part by fashion, perceived value and season. These fluctuations affect the merchandise in stock since purchase orders are made well in advance of the season and, at times, before fashion trends and high-demand brands are evidenced by consumer purchases. If we misjudge the market for our products, we may find ourselves providing unwanted products and unable to secure providers for high-demand products.

Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.

Because we are dependent on third parties, especially product manufacturers and distributors, we face potential losses if any of these products are interrupted or become more costly. Our operations and services are dependent on the protections of our equipment from fire, earthquakes, power loss, telecommunications failures and similar events. A significant portion of our equipment, including all critical “server” equipment dedicated to our Internet Web Portal site, will be located at a single facility operated by an independent third-party. Despite precautions taken by us and our third-party “server park” operator, the occurrence of a natural disaster or other unanticipated problems at our corporate offices or those of the server park operator, could cause interruptions in our services. We will be relying upon our server park operator to provide redundant or backup equipment and telecommunications facilities. Any accident, incident or system failure that causes interruptions our operations could have a material adverse affect on our ability to provide Internet services to our customers. Extensive or multiple interruptions in providing customers with site access are a known primary reason for customer decisions to abandon the use of Internet sites/services. Accordingly, any disruption of our services due to system failures could have a material adverse affect on our business, financial condition and results of operations. Additionally, any failure on the part of our Strategic Partners, upon whom we may rely to drive traffic to our Site, will reflect poorly upon our brand and result in reduced traffic to our Site and, therefore, reduced revenue.

Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.

If telecommunications providers lose service to their customers, our customers will not be able to access our service. We will be relying on the web hosting company, 1and1.com, one of the world’s largest web hosts to provide the telecommunications links for our customers to access our web site. In the Internet marketplace it is not unusual for telecommunications providers to lose service in a market area, although these problems are usually cured within 24 hours. Any accident, incident, system failure or discontinuance of operations involving a third-party telecommunications provider that causes our members or visitors to be unable to access our site could have a material adverse affect on our ability to provide services to our customers and, in turn, on our business, financial condition, and results of operations.

If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.

Despite the implementation of security measures, our website infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.

The future success of our business will depend to a large extent on the capacity, reliability and security of our Site infrastructure. As consumer visitation increases, we will be required to expand and adapt our Site infrastructure beyond its initial capacity and ability. Such expansion and adaptation will require substantial financial, operational and management resources. In the event that we grow very rapidly, there can be no assurance that we will be able to keep up or expand or adapt our Site infrastructure to meet evolving consumer demand on a timely basis and at a commercially reasonable cost, or at all. If we are unable to expand and adapt our Site infrastructure to accommodate visitors to our Site, customers could stop using our service, resulting in a loss of business.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

The US trade & industry is subject to economic changes and periodic fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

Because the e-commerce market is subject to cyclical variations, those variations may have a material adverse effect on our business.

We will be subject to cyclical variations in the e-commerce market. Internet usage, and in turn e-commerce, slows down in the summer months. We and other online retailers rely on the expenditure of discretionary income for most, if not all, sales. Economic downturns, whether real or perceived, in economic conditions or prospects could adversely affect consumer spending habits and, therefore, have a material adverse effect on our revenue, cash flow and results of operations. Alternatively, any improvement, whether real or perceived, in economic conditions or prospects could adversely impact our ability to acquire merchandise and, therefore, have a material adverse effect on our business, prospects, financial condition and results of operations, as our supply of merchandise is often dependent on the inability of designers and retailers to sell their merchandise in their respective independent venues.

If international events delay or prevent the delivery of products to our customers, we may be materially adversely affected, and our business may fail.

A portion of the merchandise we will be selling, such as furniture, flooring, and clothing, will be made outside of the United States in Europe and Asia. As a result, any event causing a disruption of imports, including the imposition of import restrictions or trade restrictions in the form of tariffs, “antidumping” duties, port security or other events that could slow port activities, acts of war, terrorism or diseases, could increase the cost and reduce the supply of products available to us, which could, in turn, negatively affect our sales and profitability. In addition, over the past few years, port-labor issues, rail congestion, and trucking shortages have had an impact on all direct importers. Although in most instances the merchandiser will deliver the product directly to the purchaser, as the retailer we may be held accountable. Although we attempt to anticipate and manage such situations, both our sales and profitability could be adversely impacted by any such development in the future.

Additional risks to which we are subject by virtue of conducting our business across national boundaries, many of which are outside of our control, include the following:

•	Economic recession
•	Currency exchange rate and interest rate fluctuations
•	Changes in governmental policy, including those relating to taxation
•	International military, political, diplomatic, and terrorist incidents
•	Government instability
•	Nationalization of foreign assets; and
•	Tariffs and governmental trade policies

We cannot ensure that one or more of these factors will not negatively affect our international segment and, as a result, our business and financial performance.

Risks Associated with Legal Uncertainty

Because our business exposes us to personal injury and product liability claims, such claims could result in adverse publicity and harm to our brand and our results of operations.

We may be, from time to time, subject to claims due to the injury of an individual from the products that we sell. While our purchase orders will generally require the manufacturer to indemnify us against any product liability claims, there is a risk that if the manufacturer becomes insolvent we would not be indemnified. Any personal injury claim made against us or, in the event the manufacturer was insolvent, any product liability claim made against us, whether or not it has merit, could be time consuming, result in costly litigation expenses and damages, result in adverse publicity or damage to our reputation and have an adverse effect on our results of operations.

If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and trademark in both the United States and other countries. To date, we have not obtained any trademark or trade name registrations.  Additionally, because of our current lack of capital, we have not been able to maintain the domain name, www.mojoshopping.com. There can be no assurance that the steps we intend to take to protect our rights will be adequate, that we will be able to secure protections or registrations for our rights or marks in the United States or in foreign countries or that third parties will not infringe upon our territorial rights or misappropriate our copyrights, trademarks, service marks, domain name, should we be able to reacquire it, and similar proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain foreign countries. It is possible that our competitors or others will adopt product or service names similar to ours, thereby impeding our ability to build brand identity which could possibly lead to customer confusion. Our inability to protect our marks adequately could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results. In the future, litigation may be necessary to enforce and protect our territorial distribution rights, our trade secrets, copyrights and other intellectual property rights. Litigation would divert management resources and be expensive and may not effectively protect our intellectual property. We may be subject to litigation for claims of infringement of the rights of others or to determine the scope and validity of the territorial and/or intellectual property rights of others. If other parties file applications for marks used or registered by us, we may have to oppose those applications and participate in administrative proceedings to determine priority of rights to the mark, which could result in substantial costs to us due to the diversion of management’s attention and the expense of such litigation, even if the eventual outcome is favorable to us. Adverse determinations in such litigation could result in the loss of certain of our proprietary rights, subject us to significant liabilities, and require us to seek licenses from third parties or prevent us from selling our products and services. Any of these results could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results.

Because our Certificate of Incorporation and Bylaws and Delaware law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our Certificate of Incorporation, Bylaws, and Delaware law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Associated to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

We are quoted on the OTCBB under the symbol “MOJO” but do not currently have an active trading market and no market maker is making a market in our stock. If a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because our current stockholders will continue to own a majority of our common shares following this offering, you may never have any ability to control or direct our business.

Our sole officer and director, Ms. Ivona Janieszewski, owns 3,200,000 shares of the 4,520,000 shares of our common stock issued and outstanding. As a result, Ms. Janieszewski has significant influence over the election of our Board of Directors and therefore control of our business.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,000,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 22.12% of the common shares outstanding as of the date of this prospectus. Should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because we do not foresee any dividends, your only avenue to make money from your investment is through capital appreciation.

Payment of dividends on our common stock is within the discretion of the Board of Directors and will depend upon our future earnings, capital requirements, financial condition and other relevant factors. It should be noted that we currently have no plan to declare any dividends in the foreseeable future. Your only avenue for a return on your investment will be through capital appreciation, which you may not be able to realize because there is not currently an active trading market in our stock and no market maker is making a market in our stock.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Because our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

Because our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward looking assessments prepared by our current management.

Our ability to accomplish our objectives and whether or not we will be financially successful are dependent on numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management’s control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability made by management herein are considered reasonable. We can provide no assurance, however, that any projections or assessments provided to potential investors will be realized or achieved at any level. Prospective investors should have this Offering Memorandum and any such projections or assessments independently reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies of this offering. Potential investors should review the financial statements and forecasts included with this offering as well as the accounting policies and the forecast assumptions used in the preparation of these documents.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We are quoted on the OTCBB under the symbol “MOJO” but do not currently have an active trading market and no market maker is presently making a market in our stock.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of July 22, 2010, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,520,000 shares of common stock outstanding on July 22, 2010.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Charles Long	3,500	3,500	0	0
Michael Belloccio	125,000	125,000	0	0
Patricia Belloccio	125,000	125,000	0	0
Gustave Schuck	3,500	3,500	0	0
Sharon Verrochi	3,500	3,500	0	0
Rolland Williams	3,500	3,500	0	0
Jesus Avila	3,500	3,500	0	0
Robert Barczewski	5,000	5,000	0	0
Tiffany Babcock	3,500	3,500	0	0

Ratchel Berish	5,000	5,000	0	0
William Bender	3,500	3,500	0	0
Stuart Lamarr	3,500	3,500	0	0
Paula Almeida	3,500	3,500	0	0
Paul Mattos	3,500	3,500	0	0
Gail Konerth	3,500	3,500	0	0
James Mattos	3,500	3,500	0	0
Hugh Ward	3,750	3,750	0	0
Marie Ward	3,750	3,750	0	0
Steve Mamich	3,500	3,500	0	0
Mario Emralino	3,500	3,500	0	0
Henry Blais	3,500	3,500	0	0
Daniel Concoby	5,000	5,000	0	0
Josef Wieser	50,000	50,000	0	0
Lee Lefebvre	200,000	200,000	0	0

Witold Igikowski	5,000	5,000	0	0
Katie Stevens	5,000	5,000	0	0
Ben Rostas	5,000	5,000	0	0
Kevin Edwards	5,000	5,000	0	0
Victor Wei	5,000	5,000	0	0
Kent Morgan	400,000	400,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;
4.	in short sales, or;

5.	in any combination of these methods of distribution.

We are quoted on the OTCBB under the symbol “MOJO” but do not currently have an active trading market and no market maker is presently making a market in our stock.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

From time to time, we may be involved in various claims, lawsuits, or disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. We have nothing pending at this time.

Our agent for service of process is Corporation Service Company, located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808.  Their telephone number is (302) 636-5401.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and director and her respective age as of July 22 , 2010 is as follows:

Name	Age	Office(s) held
Ivona Janieszewski	43	President, Secretary, CEO, CFO, Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Ivona Janieszewski, President and CEO.

Ivona Janieszewski is President and CEO of Mojo Shopping, Inc., which she founded. Pursuing a career as a makeup artist and fashion stylist for musicians, models, and television personalities, Ivona apprenticed under award-winning stylist Maciej Radzyminski in her native Poland. In 1993, she was an assistant under interior designer Christian St. Clair in Cleveland, Ohio. In early 2000, she served as Fashion Stylist and Assistant Set Director for Bob Eubanks and The Live Auction Game Show, which was directed and produced by Emmy Award-winning TV producer Tony Verna in Las Vegas, Nevada. Ms. Janieszewski has also worked on videos and television commercials for TKO Multi-Media Entertainment and organized fashion showcases and runway shows for modeling agencies since 2000. In 2002, Ivona co-founded Innovation Flooring + Furniture Design (“IF+D”), a Las Vegas design firm selling both modern flooring and modern furniture. Working with developers, architects, and interior designers, Ms. Janieszewski has also worked as a designer through IF+D, designing artistic living and working environments for clients such as Tommy Hilfiger, John Daly, and Caesar’s Entertainment.

Directors

Our bylaws authorize no less than one (1) and no more than ten (10) directors. We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Ms. Janieszewski.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Director or Officer Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

We do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Ivona Janieszewski, at the address appearing on the first page of this annual report.

Code of Ethics

As of March 31, 2010, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

SECURITY OWNERSHIP OF MANAGEMENT &
CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock at July 22 , 2010 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) by all directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Ivona Janieszewski PO Box 778146 Henderson, Nevada 89077	3,200,000	70.8%
Total of all directors and executive officers		3,200,000	70.8%
Title of Class	More than 5% Beneficial Owners

Common	Kent Morgan 2479 Antrim Irish Henderson, NV 89044	400,000	8.85%
Total of 5% shareholders		400,000	8.85%

•	The percent of class is based on 4,520,000 shares of common stock issued and outstanding as of July 22, 2010.

•
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 22 , 2010 there were 4,520,000 shares of common stock issued and outstanding.  Our shares are held by thirty three (33) stockholders of record.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our Certificate of Incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Dividend Policy

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event that a dividend is declared, common stockholders on the record date are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available.

There are no restrictions in our Certificate of Incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL, which applies to "business combinations" such as a merger, asset or stock sale or other transaction that result in financial benefit to an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation's outstanding voting stock. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination” with an "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder, unless:

•
prior to entering into the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision may have the effect of delaying, deterring or preventing a change in control over us without further actions by our stockholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC, (formerly known as Maddox Ungar Silberstein, PLLC) Independent Registered Public Accounting Firm has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Silberstein Ungar, PLLC, Independent Registered Public Accounting Firm has presented their report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC, Independent Registered Public Accounting Firm is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

Mojo Shopping, Inc. (the “Company”) was incorporated in the State of Delaware on August 2, 2007.  The Company operates as a holding company for its wholly owned subsidiary, Mojo Shopping LLC which was incorporated in the state of Nevada on April 2, 2007.

Description of Business

Company Overview

We were incorporated on August 2, 2007, in the state of Delaware for the purpose of developing, promoting, and expanding our online retail business.

We are in the business of online retailing. Specifically, we created and developed a web site, www.mojoshopping.com. Through the Site, we sold products, such as furniture, design accessories, art, clothing, music, and a variety of environmentally friendly products, all of which are designed to appeal to the tastes of young, socially conscious professionals.

At present, our website is not operational and we do not have rights to the domain name, www.mojoshopping.com.  We will need to raise additional funds during the next twelve months in order to execute on our business plan.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and allow us to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

In order to continue as a going concern, we will need, among other things, additional capital resources. Our plan is to obtain such resources by obtaining capital from management and significant shareholders sufficient to meet our minimal operating expenses and seeking equity and/or debt financing. However we cannot provide any assurances that we will be successful in accomplishing any of these plans. Our ability to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in this paragraph and eventually secure other sources of financing and attain profitable operations.

Ivona Janieszewski is our President, Secretary, Chief Executive Officer, Chief Financial Officer, and sole director.

E-Commerce: The Online Shopping Market

According to internet research firm comScore (www.comscore.com ), 694 million people were using the Internet worldwide in March of 2006, 152 million of which were American. The United States has recently fallen to less than 25% of the entire global online market from 1996 when it accounted for two-thirds of the entire global audience.

However, high-spending Americans contributed over $100 Billion to e-commerce through online purchases in 2006. ComScore calculates that American consumers spent $102.1 Billion via online retail (excluding travel) in 2006, representing an increase of 24% over 2005. The months leading to Christmas 2006 further increased e-commerce, with $24.6 Billion in online spending occurring during November and December, up 26% from 2005’s total for the same period.

With the popularity of Internet shopping increasing year after year and e-commerce becoming more widely accepted by the mainstream populace, a larger segment of the population is buying online and spending more than they have in the past. Investment firm Cowen & Co. put the total sales figure for 2006 slightly higher than comScore at $108 Billion, predicting that it will hit $225 Billion by 2011. In their report, the company estimated that U.S. e-commerce sales will grow 20% in 2007, citing growing broadband adoption, lower online prices, and added convenience as the driving forces.

According to their figures, e-commerce will end up grabbing a 4.7% share of the total U.S. retail sales by 2012, up from the current figure of 2.7%. Jim Friedland and David Geisler, analysts at Cowen, predict that online sales will eventually pass 10% of total U.S. retail spending.

Website

Currently, the mojoshopping.com website is inactive and we no longer possess the rights to the domain name.
  .
Prior to becoming inactive, the Site’s initial repertoire of design products included core categories like modern furniture, design accessories and creative art.  We intend to maintain the core categories and expand to other mainstay lifestyle products ranging from fashion staples; t-shirts and jean apparel, to the latest unique gift items and cutting edge electronic gadgetry. If operation of it is resumed, MojoShopping.com’s focus will be to offer the most exciting lifestyle and design products in today’s' modern world.

Competition

We face significant competition in the online retail industry. E-commerce is a dynamic, high-growth market. Competition for online customers comes from a variety of sources, including existing traditional retailers that are using the Internet to expand their channels of distribution, established Internet companies, and new Internet companies such as ourselves. In addition, competition for customers comes from traditional direct marketers, brands that may attempt to sell their products directly to consumers through the Internet, and outlet stores.

Many of our potential competitors have longer operating histories, significantly greater resources, greater brand recognition and more firmly established supply relationships. Moreover, we expect additional competitors to emerge in the future. We believe that the principal competitive factors in our market include: brand recognition, merchandise selection, price, convenience, customer service, order delivery performance, and site features. Although we plan to compete effectively in this market, we recognize that this market is relatively new and is evolving rapidly, and, accordingly, there can be no assurance that we will be able to compete effectively in this marketplace.

We believe that our success will depend upon our ability to remain competitive in this field. We compete with others in efforts to obtain financing and explore and develop our online forum. The failure to compete successfully in the online market for commercial opportunities and for resources could have a material adverse effect on our business.

Intellectual Property

Currently, we do not yet own any patent, trademark, domain name or legally enforceable claim to proprietary intellectual property. (See “Risk Factors”)

Employees

We have no significant employees other than our President, Secretary, CEO, CFO and sole director, Ivona Janieszewski.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Property

 We do not presently lease or own any real property.  We receive mail at PO Box 778176, Henderson, NV 89077.  In order to minimize expenses, we conduct our limited operations out of the home of our sole officer and director and intend to do so until such time as our operations necessitate dedicated office space. Should we resume operations, we further expect that our business model of relying primarily on the manufacturers of the products we sell to ship products directly to our customers will allow us to avoid the expense of dedicated warehouse space for the foreseeable future.  Should we need warehouse space, we anticipate being able to lease such space on a short term basis at competitive rates in light of current economic conditions.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

At present, we lack the financial resources to implement our business plan.  We will need to raise additional funds during the next twelve months in order to execute on our business plan. If we are successful in raising additional capital, then we may execute the business plan detailed in Plan of Operation.

Plan of Operation in the Next Twelve Months

We are in the business of online retailing. Specifically, we created and developed a web site, www.mojoshopping.com. Through the Site, we sold products, such as furniture, design accessories, art, clothing, music, and a variety of environmentally friendly products, all of which are designed to appeal to the tastes of young, socially conscious professionals. Our website is not currently operational.

We intend to work closely with our web designer over the next twelve months to develop our website and our shopping cart functionalities.  In addition, we intend to develop greater relationships with our suppliers and manufacturers to be able to supply and ship the products to be offered on our website to our customers.

Web Development

We anticipate that the Site will have a sleek designer look and be very user-friendly.

Our Shopping Cart

Our Site will be designed around the shopping cart software, Volusion E-commerce Solutions. This commercially available third party software package offers a broad array of essential business and marketing functions in one customizable package. Unlike other e-commerce software, Volusion’s E-commerce software is available at one base price and does not charge an additional fee based on a percentage of sales processed through our Site. The software package includes shopping cart software, ROI tracking software, search engine statistics software, e-mail marketing software, affiliate software, SEO optimization software, and E-commerce Web Hosting by Rackspace.com. Volusion has won 2007 Small Business Computing Excellence in Technology Awards for “Best E-Commerce Store Front” and “Best Customer Service.”

Order Fulfillment

We do not plan to maintain a significant product inventory. We anticipate that the majority of our product suppliers will drop ship products from their respective warehousing facilities directly to our customers.

Once again active, our Site will be designed to automatically place orders with suppliers when customers place their order on our Site. By automating this process and arranging for suppliers to ship directly to our customers, we reduce our order processing time. Products ship immediately from the manufacturer or supplier when customers place their order, rather than waiting for individuals at our business to process or fill the order.

Notwithstanding the foregoing, if active, we plan to hold in inventory a small number of customizable gift items, such as t-shirts. We anticipate that most such items will retail between $10 and $40. While these items will not represent a significant profit center, they will serve to draw visitors to our Site and build brand loyalty.

Products

We had verbal commitments from a variety of manufacturers and suppliers to sell their products on our Site. Most of the manufacturers/suppliers had also committed to drop ship products from their warehouses directly to our customers. Even if we are able to obtain financing and re-establish our website, there can be no assurance that any of the manufacturers/suppliers we had verbal commitments from will  reaffirm their prior verbal commitments or allow us to sell their products and ship to our customers in the future.

Intellectual Property Protection

Our business depends, in part, on the protection of our intellectual property, including our business name, logo, and distinctive branding. We have not taken any measures to protect our intellectual property to this point, so there are no legal barriers to prevent others from using what we regard as our intellectual property. We will be further developing our corporate logo and branding strategy over the next twelve months.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the three and six months ended March 31, 2010 and 2009 and for the Period from August 2, 2007 (Date of Inception) until March 31, 2010

We generated $0 and $0 of Gross Revenue for the three and six months ended March 31, 2010 and for the three and six months ended March 31, 2009.  We realized net losses of $20,151 and $22,832 for the three and six months ended March 31, 2010 and $1,799 and $13,177 for the three and six months ended March 31, 2009.  We generated $2,447 of Gross Revenue and realized a net loss $131,772 for the period from August 2, 2007 (Date of Inception) until March 31, 2010.

For the three months ended March 31, 2010, we had $0 in Cost of Goods Sold and Operating Expenses of $20,051. For the three months ended March 31, 2009, we had $0 in Cost of Goods Sold and Operating Expenses of $1,829. Our net loss for the three months ended March 31, 2010 was substantially more than the net loss for the three months ended March 31, 2009 due to an increase in our general and administrative expenses from $1,817 to $20,138.

For the six months ended March 31, 2010, we had $0 Cost of Goods Sold, and Operating Expenses of $22,832.  For the six months ended March 31, 2009, we had $0 in Cost of Goods Sold and Operating Expenses of $13,171.  Our net loss for the six months ended March 31, 2010 was substantially more than the net loss for the six months ended March 31, 2009 due to an increase in our general and administrative expenses from $13,147 to $22,806.

For the period from August 2, 2007 (Date of Inception) until March 31, 2010, our Cost of Goods Sold was $4,628 and Operating Expenses were $129,730. Our Operating Expenses were primarily composed of General and Administrative Expenses of $117,962 and Advertising and Promotion Expenses of $11,617. Our Other Income was $139 for the period from August 2, 2007 (Date of Inception) until March 31, 2010. Thus, our Net Loss for the period was $131,772.

Results of Operations for the year ended September 30, 2009 and 2008 and for the period from February 22, 2007 (Date of Inception) until September 30, 2009

We generated $0 of revenue  net of discounts from sales for the year ended September 30, 2009 and $2,447 for the year ended September 30, 2008 and for the period from Inception (August 2, 2007) through September 30, 2009. Our Operating Expenses equaled $28,519, and $63,240 and Cost of Goods Sold was $0 and $4,628 during the year ended September 30, 2009 and 2008, respectively. The primary components of our Operating Expenses during the year ended September 30, 2009 were General and Administrative expenses. The primary components of our Operating Expenses for the year ended September 30, 2008 were General and Administrative Expenses and Advertising and Promotion Expenses.  After considering interest and other income of $0 and $83, our Net Loss for September 30, 2009 and 2008, was $28,519 and $65,338, respectively. Our Operating Expenses equaled $106,898, and Cost of Goods Sold was $4,628 during the period from Inception (August 2, 2007) through September 30, 2009. The primary components of our Operating Expenses were General and Administrative Expenses, which include Professional Fees and Start-up costs and Advertising and Promotion Expenses. After considering interest and other income of $139, our Net Loss for the period from inception (August 2, 2007) to ended September 30, 2009, was $108,940.

Our General and Administrative Expenses are primarily attributable to professional fees associated with the initial development of our business, legal expenses, and consulting fees.

We anticipate our operating expenses will increase as we are able to more fully implement our business plan. The increase will be attributable to expenses to operating our business.

Due to an accounting error we restated the 2008 Consolidated Financial Statements.  The restatement is addressed in further detail in Note 10 of the attached Notes to the Consolidated Financial Statements for the year ended September 30, 2009.

Liquidity and Capital Resources

As of March 31, 2010, we had total current assets of $49, consisting entirely of cash. Our total current liabilities as of March 31, 2010 were $100,666.  Thus, we have a working capital deficit of $100,617, as of March 31, 2010.

Operating Activities used $46 in net cash for the six months ended March 31, 2010, $2,011 for the six months ended March 31, 2009, and $33,562 for the period from August 2, 2007 (Date of Inception) until March 31, 2010.  Our net losses of $22,832, $13,177 and $131,722 for those respective periods were the primary components of our negative operating cash flow for the periods, offset by increases in Accounts Payable and Accrued Expenses.

Investing Activities neither used nor generated cash for the six month periods ended March 31, 2010, and March 31, 2009. Investing Activities used $248 in cash during the period from August 2, 2007 (Date of Inception) until March 31, 2010.

Financing Activities generated $0 and $2,000 in loans from officer for the six month periods ended March 31, 2010 and March 31, 2009 respectively. Financing Activities generated $33,859 in cash during the period from August 2, 2007 (Date of Inception) until March 31, 2010, as a result of a private offering of equity securities and and $2,259 in loans from officers.

As of March 31, 2010, we had $49 in cash.  At present, we lack the financial resources to operate and have therefore suspended operations indefinitely.  We will need to raise additional funds during the next twelve months in order to resume operations or otherwise execute on our business plan.  In addition, our management will consider other business opportunities should they arise.

As of September 30, 2009, we had total current assets of $95. We had $77,906 in current liabilities as of September 30, 2009. Thus, we had a working capital deficit of $77,811 as of September 30, 2009.

For the years ended September 30, 2009, September 30, 2008, and for the period from inception (August 2, 2007) through September 30, 2009, operating activities have used $2,188, $26,312 and $33,516, respectively. The primary factors in this negative operational cash flow were our net losses of $28,519, $65,338 and $108,940, respectively, offset primarily by an Increase in accrued expenses. We generated $2,035 and $124 from financing activities through officer loans during the years ended September 30, 2009 and September 30, 2008, and we generated $33,859 in cash from financing activities during the period from Inception (August 2, 2007) through September 30, 2009, most of which was due to an equity offering. There was no positive or negative cash flow due to investing activities during the years ended September 30, 2009 and September 30, 2008. Investing Activities used $248 in cash for the period from Inception (August 2, 2007) through September 30, 2009.

Should we be successful in raising additional capital, we anticipate that it will cost approximately $25,000 to further develop and market our website over the coming year. Our accounting, legal and administrative expenses for the next twelve months are anticipated to be $30,000.

As of September 30, 2009, we had insufficient cash to operate our business and have therefore suspended operations. The success of our business plan during the next 12 months and beyond is contingent upon us obtaining additional financing. We intend to obtain business capital through the use of private equity fundraising or shareholders loans. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have experienced losses since our inception of the development stage amounting to $131,722 as of March 31, 2010 and have had minimal operating revenues.  As of March 31, 2010, we had a total of $95 in cash.  These factors raise substantial doubt about our ability to continue as a going concern.  Our ability to meet our commitments as they become payable is dependent on our ability to execute our plan to establish a customer base, obtain customers that make purchases, and to obtain necessary financing or achieve a profitable level of operations.  There are no assurances that we will be successful in achieving these goals.

Off Balance Sheet Arrangements

As of March 31, 2010, there were no off balance sheet arrangements.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Critical Accounting Policies

See Note 1 to our audited financial statements dated September 30, 2009.

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “MOJO.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending September 30, 2009
Quarter Ended	High $	Low $
September 30, 2009	N/A	N/A
June 30, 2009	N/A	N/A
March 31, 2009	N/A	N/A
December 31, 2008	N/A	N/A

Fiscal Year Ending September 30, 2008
Quarter Ended	High $	Low $
September 30, 2008	N/A	N/A
June 30, 2008	N/A	N/A
March 31, 2008	N/A	N/A
December 31, 2007	N/A	N/A

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty three (33) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for our fiscal years ending September 30, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ivona Janieszewski President, Secretary, Treasurer, and Director	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ivona Janieszewski	-	-	-	-	-	-	-	-	-

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for our fiscal year ending September 30, 2007 through the date of this prospectus.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ivona Janieszewski	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the year ended September 30, 2009.

Stock Option Plans

We did not have a stock option plan as of September 30, 2009.

Financial Statements

Index to Financial Statements Required by Article 8 of Regulation S-X:

F-1	Balance Sheets as of March 31, 2010 (unaudited) and September 30, 2009 (audited);
F-2
Statements of Operations for the three months period ended March 31, 2010 and 2009, the six month periods ended March 31, 2010 and 2009 and for the period from August 2, 2007 (Inception) to March 31, 2010 (unaudited);

F-3	Statements of Stockholders’ Equity (Deficit) for period from August 2, 2007 (Inception) to March 31, 2010 (unaudited);
F-4	Statements of Cash Flows for the six months ended March 31, 2010 and 2009, and period from August 2, 2007 (Inception) to March 31, 2010 (unaudited);
F-5	Notes to Financial Statements;

Audited financial statements

F-8	Report of Independent Registered Public Accounting Firm,
F-9	Balance Sheets as of September 30, 2009 and 2008
F-10	Statements of Operations for the years ended September 30, 2009, and September 30, 2008, and the period from August 2, 2007 (Date of Inception) through September 30, 2009
F-11	Statements of Stockholders’ Deficit for the period from August 2, 2007 (Date of Inception) through September 30, 2009
F-12	Statements of Cash Flows for the years ended September 30, 2009, and September 30, 2008, and the period from August 2, 2007 (Date of Inception) through September 30, 2009
F-13	Notes to Financial Statements

MOJO SHOPPING, INC.
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS
	March 31, 2010	September 30, 2009
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$49	$95

Total Current Assets	49	95

SOFTWARE, net	97	123

OTHER ASSETS
Deposits	348	348

TOTAL ASSETS	$494	$566

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$98,407	$75,647
Due to officer	2,259	2,259

Total Current Liabilities	100,666	77,906

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 4,520,000 shares issued and outstanding	4,520	4,520
Additional paid-in capital	27,080	27,080
Deficit accumulated during the development stage	(131,772)	(108,940)

Total Stockholders' Equity (Deficit)	(100,172)	(77,340)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$494	$566

The accompanying notes are an integral part of these financial statements.

MOJO SHOPPING, INC.
(A Development Stage Company)
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,		From Inception on August 2, 2007 Through March 31,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$2,447
COST OF GOODS SOLD	-		-	36	4,628

GROSS PROFIT (LOSS)	-	-	-	(36)	(2,181)

OPERATING EXPENSES
Advertising and promotion	-	-	-	-	11,617
Depreciation and amortization	13	12	26	24	151
General and administrative	20,138	1,817	22,806	13,147	117,962

Total Operating Expenses	20,151	1,829	22,832	13,171	129,730

LOSS FROM OPERATIONS	(20,151)	(1,829)	(22,832)	(13,207)	(131,911)

OTHER INCOME	-	-	-	-	139

Total Other Expenses	-	30	-	30	139

NET LOSS BEFORE TAXES	(20,151)	(1,799)	(22,832)	(13,177)	(131,772)

Income taxes	-	-	-	-	-

NET LOSS	$(20,151)	$(1,799)	$(22,832)	$(13,177)	$(131,772)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,520,000	4,520,000	4,520,000	4,520,000

The accompanying notes are an integral part of these financial statements

MOJO SHOPPING, INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Common Stock		Additional Paid-In	Deficit Accumulated During Development	Total Stockholders' Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, August 2, 2007	-	$-	$-	$-	$-

Shares issued at $0.02 per share
pursuant to subscription on
September 28, 2007	1,000,000	1,000	19,000	-	20,000

Shares issued at $0.005 per share
pursuant to Share Purchase
Agreement dated August 31, 2007	320,000	320	1,280	-	1,600

Shares issued at $0.003 per share
pursuant to Share Purchase
Agreement dated August 31, 2007	3,200,000	3,200	6,800	-	10,000

Net loss from inception
through September 30, 2007	-	-	-	(15,083)	(15,083)

Balance, September 30, 2007	4,520,000	4,520	27,080	(15,083)	16,517

Net loss for year ended
September 30, 2008	-	-	-	(65,338)	(65,338)

Balance, September 30, 2008	4,520,000	4,520	27,080	(80,421)	(48,821)

Net loss for year
ended September 30, 2009	-	-	-	(28,519)	(28,519)

Balance, September 30, 2009	4,520,000	4,520	27,080	(108,940)	(77,340)

Net loss for the six months ended
March 31, 2010 (unaudited)	-	-	-	(22,832)	(22,832)

Balance, March 31, 2010 (unaudited)	4,520,000	$4,520	$27,080	$(131,772)	$(100,172)

The accompanying notes are an integral part of these financial statements.

MOJO SHOPPING, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(unaudited)

	For the Six Months Ended March 31,		From Inception on August 2, 2007 Through March 31,
	2010	2009	2010

OPERATING ACTIVITIES

Net loss	$(22,832)	$(13,177)	$(131,772)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Depreciation and amortization	26	24	151
Changes in operating assets and liabilities:
Increase in deposits	-	-	(348)
Increase in accounts payable and accrued expenses	22,760	11,142	98,407

Net Cash Used in Operating Activities	(46)	(2,011)	(33,562)

INVESTING ACTIVITIES

Purchase of software	-	-	(248)

Net Cash Used in Investing Activities	-	-	(248)

FINANCING ACTIVITIES

Proceeds from sale of common stock	-	-	31,600
Loans from officer	-	2,000	2,259

Net Cash Provided by Financing Activities	-	2,000	33,859

NET INCREASE (DECREASE) IN CASH	(46)	(11)	49

CASH AT BEGINNING OF PERIOD	95	248	-

CASH AT END OF PERIOD	$49	$237	$49

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and September 30, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 2009 audited financial statements.  The results of operations for the period ended March 31, 2010 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and September 30, 2009

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below.)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. (See EITF 09-1 effective date below.)

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 and September 30, 2009

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985):  Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU a material effect 2009-14 to have on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP.  This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 4 – EQUITY ACTIVITY

The Company did not issue any common or preferred stock during the six months ended March 31, 2010.

NOTE 5 – NOTES PAYABLE AND RELATED PARTY PAYABLES

Various expenses of the Company including advertising, promotional expenses, and general and administrative expenses as well as loans for operating purposes have been paid for or made by the officers of the Company. The related party payables total $2,259 at March 31, 2010, do not bear interest, are unsecured and due upon demand.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Mojo Shopping, Inc.
Henderson, Nevada

We have audited the accompanying balance sheets of Mojo Shopping, Inc. (the “Company”) as of September 30, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from August 2, 2007 (inception) through September 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mojo Shopping, Inc.  as of September 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and the period from August 2, 2007 (inception) through September 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan
January 11, 2010

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND 2008

	2009	2008 (Restated)
ASSETS
Current Assets
Cash and cash equivalents	$95	$248

Property and equipment, net	123	173

Other Assets
Deposits	348	348

Total Assets	$566	$769

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$75,647	$49,366
Due to officer	2,259	224
Total Liabilities	77,906	49,590

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value, 90,000,000 shares authorized, 4,520,000 shares issued and outstanding	4,520	4,520
Additional paid in capital	27,080	27,080
Deficit accumulated during the development stage	(108,940)	(80,421)
Total Stockholders’ Deficit	(77,340)	(48,821)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$566	$769

See accompanying notes to financial statements.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
FOR THE PERIOD FROM AUGUST 2, 2007 (INCEPTION) TO SEPTEMBER 30, 2009

	Year ended September 30, 2009	Year ended September 30, 2008 (Restated)	Period from August 2, 2007 (Inception) to September 30, 2009

REVENUES	$0	$2,447	$2,447
COST OF GOODS SOLD	0	4,628	4,628
GROSS PROFIT (LOSS)	0	(2,181)	(2,181)

OPERATING EXPENSES
Advertising and promotion	0	11,617	11,617
Depreciation and amortization	50	75	125
General and administrative	28,469	51,548	96,156
TOTAL OPERATING EXPENSES	28,519	63,240	106,898

NET LOSS FROM OPERATIONS	(28,519)	(65,421)	(109,079)

OTHER INCOME	0	83	139

NET LOSS BEFORE INCOME TAXES	(28,519)	(65,338)	(108,940)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(28,519)	$(65,338)	$(108,940)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	4,520,000	4,520,000

See accompanying notes to financial statements.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
AS OF SEPTEMBER 30, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Balance, August 2, 2007 (inception)	-	$-	$-	$-	$-

Shares issued at $0.005 per share on August 31, 2007	320,000	320	1,280	-	1,600

Shares issued at $0.003 per share on August 31, 2007	3,200,000	3,200	6,800	-	10,000

Shares issued at $0.02 per share on September 28, 2007	1,000,000	1,000	19,000	-	20,000

Net loss for the period ended September 30, 2007	-	-	-	(15,083)	(15,083)

Balance, September 30, 2007	4,520,000	4,520	27,080	(15,083)	16,517

Net loss for the year ended September 30, 2008	-	-	-	(73,838)	(73,838)

Balance September 30, 2008, as originally reported	4,520,000	4,520	27,080	(88,921)	(57,321)

Correction of accounting error	-	-	-	8,500	8,500

Balance, September 30, 2008, Restated	4,520,000	4,520	27,080	(80,421)	(48,821)

Net loss for the year ended September 30, 2009	-	-	-	(28,519)	(28,519)

Balance, September 30, 2009	4,520,000	$4,520	$27,080	$(108,940)	$(77,340)

See accompanying notes to financial statements.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
FOR THE PERIOD FROM AUGUST 2, 2007 (INCEPTION) TO SEPTEMBER 30, 2009

	Year ended September 30, 2009	Year ended September 30, 2008 (Restated)	Period from August 2, 2007 (Inception) to September 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(28,519)	$(65,338)	$(108,940)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	50	75	125
Changes in assets and liabilities:
Increase in Deposits	0	0	(348)
Increase in Accounts payable and accrued expenses	26,281	38,951	75,647
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,188)	(26,312)	(33,516)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of software	0	0	(248)
CASH FLOWS USED IN INVESTING ACTIVITIES	0	0	(248)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	0	0	31,600
Loans from officer	2,035	124	2,259
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,035	124	33,859

NET INCREASE (DECREASE) IN CASH	(153)	(26,188)	95
Cash, beginning of period	248	26,436	0
Cash, end of period	$95	$248	$95

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

See accompanying notes to financial statements.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business
Mojo Shopping, Inc. (the “Company”) was incorporated in the State of Delaware on August 2, 2007.  The Company plans to operate as a holding company for its wholly owned subsidiary, Mojo Shopping LLC, which was incorporated in the state of Nevada on April 2, 2007 and sells goods via its online store. The Company intends to provide credit in the normal course of business to its customers and perform ongoing credit evaluations of those customers.  It will maintain allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and/or other information.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000.   At September 30, 2009 and 2008 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2009.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes
The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a September 30 fiscal year end.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- and $11,617 during the years ended September 30, 2009 and 2008, respectively.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10)  is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC)..

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 nd interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation
As of September 30, 2009, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $108,940 as of September 30, 2009.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company plans to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 3 – COMMON AND PREFERRED STOCK

On August 31, 2007, the Company issued 3,200,000 shares of its common stock at $0.003125 per share and 320,000 shares at $0.005 per shares in exchange for a 100% interest in its wholly owned subsidiary Mojo Shopping LLC.

On September 28, 2007, the Company closed a private placement and issued 1,000,000 shares of its common stock to 30 individuals pursuant to subscriptions for $0.02 per share in return for total proceeds of $20,000.

The Company did not issue any common or preferred shares during the years ended September 30, 2009 and 2008.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment is comprised of software and is stated at cost.  Amortization expense for the periods ended September 30, 2009 and 2008 amounted to $50 and $75, respectively.  Maintenance and repairs are charged to expense as incurred.  As of September 30, 2009 and 2008 property and equipemnt consisted of the following:

	2009	2008
Software	$ 248	$ 248
Accumulated depreciation	(125)	(75)
Net Book Value	$ 123	$ 173

NOTE 5 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of September 30, 2009 and 2008:

	2009	2008 (Restated)
Accrued legal fees	$ 71,394	$ 49,366
Accrued accounting fees	4,250	0
Accrued miscellaneous expense	3	0
Total Accrued Expenses	$ 75,647	$ 49,366

NOTE 6 – DUE TO RELATED PARTY

An officer of the Company has paid certain expenses on behalf of the Company as of September 30, 2009.  The amounts are due to the officer on demand and are unsecured and interest free.  The balance was $2,259 and $224 as of September 30, 2009 and 2008, respectively.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 7 – INCOME TAXES

The provision for Federal income tax consists of the following:

	September 30, 2009	September 30, 2008 (Restated)
Refundable Federal income tax attributable to:
Current Operations	$ 9,696	$ 22,232
Less: valuation allowance	(9,696)	(22,232)
Net provision for Federal income taxes	$ -	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	September 30, 2009	September 30, 2008 (Restated)
Deferred tax asset attributable to:
Net operating loss carryover	$ 37,040	$ 27,343
Less: valuation allowance	(37,040)	(27,343)
Net deferred tax asset	$ -	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $108,940 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 10 – CORRECTION OF AN ACCOUNTING ERROR

The September 30, 2008 balance sheet has been restated to correct a duplicate recording of an $8,500 accrued expense.

The September 30, 2008 statement of operations has been restated to reflect the reduction in operating expenses due to the duplicate recording of the $8,500 expense.

The September 30, 2008 statement of cash flows has been corrected to account for the corrections in the balance sheet and statement of operations discussed above.

The following are the before and after balances as restated:

Year Ended September 30, 2008
Balance Sheet
Total Assets
Before	$769
After	$769
Current Liabilities
Before	$57,866
After	$49,366
Accumulated Deficit
Before	$88,921
After	$80,421
Statement of Operations
Net Revenues
Before	$2,447
After	$2,447
Cost of Sales
Before	$4,628
After	$4,628
Gross Profit (Loss)
Before	$(2,181)
After	$(2,181)
Operating Expenses
Before	$71,740
After	$63,240
Net (Loss) from Operations
Before	$(73,921)
After	$(65,421)
Net Profit (Loss)
Before	$(73,838)
After	$(65,338)

MOJO SHOPPING, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 10 – CORRECTION OF AN ACCOUNTING ERROR (CONTINUED)

Statement of Cash Flows
Cash flows used in operating activities
Before	$(26,188)
After	$(26,312)
Cash flows used in investing activities
Before	$0
After	$0
Cash flows from financing activities
Before	0
After	0

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,001

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation provide for indemnification of our directors, officers and employees as follows:

A director of our Company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to further reduce or to authorize, with the approval of our stockholder, further reductions in the liability of our directors for breach of fiduciary duty, then a director of our Company shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, voting of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provision in our Certificate of Incorporation or Bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Our Bylaws further provide as follows:

Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a)           Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided further that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

(b)           Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law.

(c)           Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrably clear and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)           Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e)           Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(f)           Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)           Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)           Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)           Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j)           Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i)           The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)           The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)           The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)           References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)           References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

Item 15. Recent Sales of Unregistered Securities

On August 31, 2007, we issued 3,520,000 shares of our common stock to the owners of Mojo Shopping, LLC in exchange for all of the issued and outstanding membership interests of Mojo Shopping, LLC pursuant to a Stock Purchase Agreement.  These shares were issued pursuant to 4(2) of the Securities Act of 1933 (the “Securities Act”).  Our sole officer and director, Ms. Janieszewski, owned a 45.5% interest in Mojo Shopping, LLC as of the date of the Stock Purchase Agreement and, therefore, she received 1,600,000 of the total 3,520,000 shares of our common stock we issued in connection with that transaction.  The 3,520,000 shares of common stock are restricted as defined in the Securities Act.

We completed a private placement of 1,000,000 shares of our common stock pursuant to Rule 504 of Regulation D of the 1933 Act on September 28, 2007. All shares were issued at a price of $0.02 per share. We received proceeds of $20,000 from the offering. Each purchaser represented to us that the purchaser was qualified under rule 504 as defined in Regulation D.  All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation D offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	By-Laws (1)
5.1	Opinion of Cane Clark, LLP, with consent to use (1)
23.1	Consent of Silberstein Unger, PLLC (formerly known as Maddox Ungar Silberstein, PLLC)
24.1	Power of Attorney (see attached signature page)
(1) Incorporated by reference to same exhibit filed with the Company’s Form SB-2 Registration Statement on December 19, 2007.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on July 27 , 2010.

Mojo Shopping, Inc.

By: /s/ Ivona Janieszewski
Ivona Janieszewski
President, Secretary, Chief Executive
Officer, Chief Financial Officer,
Principal Executive Officer, Principal
Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Ivona Janieszewski
Ivona Janieszewski
President, Secretary, Chief Executive
Officer, Chief Financial Officer,
Principal Executive Officer, Principal
Accounting Officer and Director
July 27, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ivona Janieszewski as her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Ivona Janieszewski
Ivona Janieszewski
President, Secretary, Chief Executive
Officer, Chief Financial Officer,
Principal Executive Officer, Principal
Accounting Officer and Director
July 27, 2010